EXHIBIT VII

U.S. $600,000,000
NORDIC INVESTMENT BANK

Medium-Term Notes, Series C

SELLING AGENCY AGREEMENT

January 22, 1993

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

BT Securities Corporation
One Bankers Trust Plaza
130 Liberty Street
New York, New York 10006

The First Boston Corporation
Park Avenue Plaza
New York, New York 10055

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Lehman Brothers
Shearson Lehman Brothers Inc.
American Express Tower
World Financial Center
200 Vesey Street
New York, New York 10285

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financia1 Center
North Tower
10th Floor
New York, New York 10281-1310

Dear Sirs:

1. Introduction

     Nordic Investment Bank (“NIB”) confirms its agreement with each of you with respect to the issue and sale from time to time by NIB of its Medium-Term Notes, Series C, Due Not Less Than Nine Months from Date of Issue (the “Notes”), in an aggregate initial public offering price or purchase price of up to $600,000,000 (or the equivalent thereof in other currencies), which amount is subject to reduction as a result of the sale of other securities of NIB registered under the Registration Statement referred to in Section 2(a). The Notes will be issued in accordance with a fiscal agency agreement, dated as of the date hereof (the “Fiscal Agency Agreement”), between NIB and Citibank, N.A., as fiscal agent (the “Fiscal Agent”). For the purposes of this Agreement, the term “Agent” shall refer to any of you acting solely in the capacity as agent for NIB pursuant to Section 3(a) and not as principal (collectively, the “Agents”), the term “Purchaser” shall refer to one of you acting solely as principal pursuant to Section 8 and not as agent, and the term “you” shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity.

     The Notes shall be denominated in the currencies or currency units and have terms set forth in the Prospectus referred to in Section 2(a), as it may be supplemented from time to time, including supplements to the Prospectus Supplement (each a “Pricing Supplement”) describing a Note by specifying the principal or face amount, issue price, maturity, interest rate, interest payment dates, record dates, redemption or repayment provisions, and other similar terms of a particular Note sold pursuant hereto or the offering thereof. The Notes will be issued, and the terms thereof established, from time to time by NIB in accordance with the Fiscal Agency Agreement and the Procedures (as defined in Section 3(d) hereof). The Notes will be issued only in registered form.

2. Representations and Warranties of NIB

     NIB represents and warrants to, and agrees with, each Agent as follows:

(a)	NIB has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 33-3746l), which, as amended by two post-effective amendments, has become effective, for the registration of debt securities and warrants to purchase debt securities of NIB (such debt securities and warrants, including the Notes, being hereinafter referred to as the “Securities”), pursuant to Schedule B of the Securities Act of 1933 (the “Act”), and which, pursuant to Rule 429 under the Act, constitutes a post-effective amendment to a previous registration statement (No. 33-19701) so filed by NIB. The Registration Statement, as amended at the date of this Agreement, meets the requirements set forth in Release No. 6424, dated September 2, 1984, under the Act and complies in all other material respects with said Release. In connection with the sale of Notes, NIB proposes to file with the Commission pursuant to Rule 424 under the Act a supplement (the “Prospectus Supplement”), in substantially the form heretofore furnished to each Agent, to the form of prospectus included in such registration statement, which will describe certain terms of the Notes and the plan of distribution thereof, and prior to any such filing NIB will advise you of all further information (financial and other) with respect to NIB to be set forth therein. The aforementioned registration statement No. 33-37461, as amended as of the Closing Date (as defined in Section 3(e) hereof) is hereinafter referred to as the “Registration Statement”, and such prospectus, as supplemented as described in the previous sentence, is hereinafter referred to as the “Prospectus”. In connection with the sale of Notes NIB proposes to file Pricing Supplements with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act.

Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed under the Securities Exchange Act of 1934 (the “Exchange Act”) on or before the date of this Agreement, or the issue date of the Prospectus (including the issue date of any supplement thereto), as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Prospectus, as the case may be, which is deemed to be incorporated therein by reference.

(b)	On its effective date, the Registration Statement complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and on the Closing Date and at each of the times of acceptance and delivery referred to in Section 6(a) hereof and at each of the times of amendment or supplementing referred to in Section 6(b) hereof (the Closing Date and each such time being herein sometimes referred to as a “Representation Date”), the Registration Statement and the Prospectus as then amended or supplemented will comply as to form in all material respects with the requirements of the Act and the Rules and Regulations, and none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any such documents based upon written information furnished to NIB by any Agent specifically for use therein.

(c)	As of the time any Notes are issued and sold hereunder, the Fiscal Agency Agreement will constitute a legal, valid and binding instrument enforceable against NIB in accordance with its terms and such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of NIB entitled to the benefits of the Fiscal Agency Agreement.

3. Appointment and Solicitations as Agent; Third Parties

(a)	Subject to the terms and conditions stated herein, NIB hereby appoints each of the Agents as an agent of NIB for the purpose of soliciting and receiving offers to purchase the Notes from NIB by others. So long as this Agreement remains in effect, NIB shall not appoint any additional agent for the sale of the Notes, except on terms substantially similar to those set forth in this Agreement (including the Exhibits hereto) and without giving each of the Agents 30 days prior notice in writing of its intention to do so; provided, however, that no such notice shall be required in the case of an agent appointed solely for the purpose of soliciting and receiving offers to purchase Notes denominated in Deutsche Marks (“DM”) or paying principal or interest in DM (collectively, “DM Notes”).

(b)	NIB reserves the right from time to time to sell (i) Notes other than DM Notes directly on its own behalf and (ii) DM Notes to or through one or more third parties (each, a “Third Party”), acting as agent or agents or as principal or principals, provided that (x) any such Third Party shall be a German “credit institution”, as such term is used in the German Federal Banking Act, and (y) NIB shall ensure that any such Third Party agrees to be bound by terms substantially similar to those set forth in this Agreement (including the Exhibits hereto) with respect to the Notes to be sold to or through such Third Party as if such Third Party were an Agent hereunder with respect to such Notes.

(c)	On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of NIB, to use reasonable efforts to solicit offers to purchase the Notes when requested by NIB, upon the terms and conditions set forth in the Prospectus as from time to time amended or supplemented.

Upon receipt of notice from NIB as contemplated by Section 4(b) hereof, the Agents shall forthwith suspend solicitation of offers to purchase Notes until such time as NIB shall have furnished each of them with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, as contemplated by Section 4(b) and shall have advised the Agents that such solicitation may be resumed.

NIB reserves the right, in its sole discretion, to suspend solicitation of offers to purchase Notes commencing at any time for any period of time or permanently. Upon receipt of notice from NIB, the Agents will forthwith suspend such solicitation until such time as NIB has advised Agents that such solicitation may be resumed.

Each Agent shall communicate to NIB, orally or in writing, each reasonable offer to purchase Notes received by it as Agent. NIB shall have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, without notice to NIB, to reject any offer to purchase Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of this Agreement.

(d)	At the time of delivery of, and payment for, any Notes sold by NIB as a result of a solicitation made by an Agent, NIB agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto.

(e)	Administrative procedures governing the sale of Notes (the “Procedures”) shall be agreed upon from time to time by the Agents and NIB. The initial Procedures, which are set forth as Exhibit C hereto, shall remain in effect until changed by agreement between NIB and the Agents after notice to, and with the approval of, the Fiscal Agent. Each Agent and NIB agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. NIB will furnish to the Fiscal Agent a copy of the Procedures as from time to time in effect.

(f)	The documents required to be delivered by Section 5 hereof shall be delivered at the office of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed by NIB and the Agents, which in no event shall be later than the time at which the Agents commence any solicitation of offers to purchase Notes hereunder, such time and date being herein called the “Closing Date”.

4. Certain Agreements of NIB

     NIB agrees with the Agents that it will furnish to Cleary, Gottlieb, Steen & Hamilton, counsel for the Agents, one conformed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that:

(a)	Prior to the termination of the offering of the Notes (including by way of resale by an Agent who has purchased Notes as principal), NIB will advise each Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus (except for Pricing Supplements or a supplement relating to an offering of Securities other than Notes) and will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, NIB will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to each Agent of such filing. NIB will also promptly advise each Agent of (i) the filing of any such amendment or supplement, (ii) the becoming effective of any such amendment to the Registration Statement, (iii) any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) the receipt by NIB of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction of the United States or the institution or threatening of any proceeding for such purpose. NIB will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)	If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, NIB will promptly notify each Agent to suspend solicitation of offers to purchase Notes (and, if so notified by NIB, each Agent shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented); and if NIB shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each Agent by telephone (with confirmation in writing) and will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement that will correct such statement or omission or will effect such compliance. Notwithstanding the foregoing, if, at the time of any such notification to suspend solicitation, the Agents shall own any of the Notes with the intention of reselling them, or NIB has accepted an offer to purchase Notes but the related settlement has not occurred, NIB, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement that will correct such statement or omission or will effect such compliance.

(c)	NIB, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 of the Exchange Act. In addition, on or prior to the date on which NIB makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which NIB proposes to describe, in a document filed pursuant to the Exchange Act, NIB will furnish the information contained or to be contained in such announcement to each Agent, confirmed in writing, and, subject to the provisions of subsections (a) and (b) of this Section, will cause the Prospectus to be amended or supplemented to reflect the information contained in such announcement. NIB will also furnish to each Agent copies of all material press releases or announcements relating to NIB’s business condition. NIB will immediately notify the Agents of any downgrading in the rating of the Notes or any other debt securities of NIB by either Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, or by any successor thereto that is a “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) as shall be agreed upon by NIB and the Agents, as soon as NIB learns of such downgrading.

(d)	As soon as practicable, NIB will make generally available to its security holders and to the Agents an annual earnings statement covering a period of at least 12 months beginning after the Applicable Effective Date (as defined below) that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder. For the purpose of the preceding sentence only, “Applicable Effective Date” means the latest of (i) the effective date of the Registration Statement and (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance.

(e)	NIB will furnish to each Agent copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

(f)	NIB will arrange for the qualification of the Notes for sale, and the determination of their legality for purchase by institutional investors, under the laws of such jurisdictions as the Agents designate and will continue such qualifications in effect so long as required for the distribution of the Notes.

(g)	NIB will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse each Agent for any expenses (including fees and disbursements of counsel) incurred by such Agent in connection with the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions of the United States as such Agent may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Notes, for out-of-pocket expenses incurred in distributing the Prospectus and all supplements thereto, any preliminary prospectuses and any preliminary prospectus supplements to each Agent and for the reasonable fees and disbursements of counsel to the Agents.

(h)	NIB agrees to cause the Deutsche Bundesbank to be notified at the end of each month as to the amounts, issue dates and other terms of each DM Note issued during such month and to cause to be provided to the Deutsche Bundesbank such other information as may be required by the Deutsche Bundesbank.

(i)	NIB will issue DM Notes in compliance with the guidelines of the Deutsche Bundesbank regarding the issuance of DM-denominated debt securities. In particular, DM Notes will have a minimum maturity of two years.

(j)	NIB confirms as of the date hereof, and each acceptance by NIB of an offer to purchase Notes will be deemed to be an affirmation, that NIB is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba. NIB further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with both the Commission and with the Florida Department of Banking and Finance (the “Department”), or if the information reported in the Prospectus, if any, concerning NIB’s business with Cuba or with any person or affiliate located in Cuba changes in any material way, NIB will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

5. Conditions of Obligations

     The obligation of each Agent, as agent of NIB, under this Agreement at any time to solicit offers to purchase Notes is subject to the accuracy, on the date hereof, on each Representation Date and on the date of each such solicitation, of the representations and warranties of NIB herein, to the accuracy, on each such date, of the statements of NIB’s officers made pursuant to the provisions hereof, to the performance, on or prior to such date, by NIB of its obligations hereunder, and to each of the following additional conditions precedent:

(a)	If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of NIB or such Agent, shall be contemplated by the Commission.

(b)	Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain an untrue statement of fact that, in the opinion of the Agents, is material or omits to state a fact that, in the opinion of the Agents, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)	At the Closing Date, the Agents shall have received an opinion, dated the Closing Date, of the General Counsel or Senior Counsel of NIB to the effect that:

(i)	The Agreement Regarding the Establishment of NIB dated December 4, 1975 among the Kingdom of Denmark, the Republic of Finland, the Republic of Iceland, the Kingdom of Norway and the Kingdom of Sweden (the “Member countries”), pursuant to which NIB was established, including the Statutes of NIB, as amended (the “Statutes”) attached thereto, has been duly executed and ratified by all the Member countries and constitutes a legally binding obligation of the Member countries;

(ii)	The Fiscal Agency Agreement has been duly authorized, executed and delivered by NIB and constitutes the valid and legally binding obligation of NIB in accordance with its terms; the Notes have been duly authorized by NIB in accordance with the Statutes; when the terms of the Notes have been established in accordance with the Fiscal Agency Agreement and the Notes have been executed, authenticated, issued and delivered in accordance with the Fiscal Agency Agreement and this Agreement and paid for by the purchasers thereof, the Notes will constitute valid, legally binding and direct and unconditional general obligations of NIB in accordance with their terms, for the payment and performance of which the full faith and credit of NIB is pledged, and the Notes will be entitled to the benefit of the Fiscal Agency Agreement; and upon the issuance of the Notes, the obligations of NIB evidenced thereby will constitute direct, unconditional and unsecured obligations of NIB ranking pari passu without any preference among themselves and equally with all other unsecured indebtedness (other than subordinated indebtedness) of NIB from time to time outstanding;

(iii)	The Registration Statement and its filing with the Commission have been duly authorized by and on behalf of NIB, and the Registration Statement has been executed by and on behalf of NIB; and the information in the Registration Statement stated on the authority of the President of NIB has been stated by him in his official capacity as President thereunto duly authorized by NIB;

(iv)	All matters relating to the Agreement referred to in paragraph (i) above, the Statutes and the respective laws of each of the Member countries set forth in the Registration Statement as of the effective date thereof, as of the date of the Prospectus, as of the date of this Agreement and as of the date of such opinion are correctly set forth therein; and such General Counsel or Senior Counsel has no reason to believe that the Registration Statement or the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (except for the financial statements and schedules and other financial data included in the Registration Statement, as to which such General Counsel or Senior Counsel need not express any opinion);

(v)	NIB has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement, and to perform and comply with the terms and provisions of the Notes, of this Agreement and of the Fiscal Agency Agreement;

(vi)	This Agreement has been duly authorized, executed and delivered by NIB;

(vii)	All authorizations, approvals and consents from all governmental authorities in each of the Member countries that are necessary for the execution and delivery of this Agreement, the execution and delivery of the Fiscal Agency Agreement, the execution, issuance, sale and delivery of the Notes hereunder and thereunder and the performance by NIB of the covenants contained in the Notes have been obtained;

(viii)	Under the respective laws of each of the Member countries, NIB would not be entitled to plead, or cause to be pleaded on its behalf, sovereign immunity from the jurisdiction of the courts of any of such Member countries in respect of any action arising out of or relating to its obligations under this Agreement, the Fiscal Agency Agreement or the Notes and such courts would be entitled to assume jurisdiction in respect of such actions; and

(ix)	There are no stamp or similar taxes under the respective laws of any of the Member countries payable in connection with the issuance of the Notes.

Insofar as the opinion required by this paragraph (c) involves the laws of the United States or any jurisdiction thereof, it may be given in reliance upon the opinion required by paragraph (f) of this Section 5 and, insofar as such opinion involves the laws of any other jurisdiction, it may be given in reliance upon the opinion of counsel satisfactory to such General Counsel or Senior Counsel.

(d)	At the Closing Date, the Agents shall have received a certificate, dated the Closing Date, of the President or the principal financial or accounting officer of NIB in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of NIB in this Agreement are true and correct in all material respects, (ii) NIB has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to such officer’s knowledge, are contemplated by the Commission, and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of NIB, except as set forth in or contemplated by the Prospectus or as described in such certificate.

(e)	At the Closing Date, the Agents shall have received a letter, dated the Closing Date, of a duly appointed independent auditor of NIB, confirming that he is an independent public accountant with respect to NIB and stating in effect that on the basis of procedures (but not an examination in accordance with generally accepted auditing standards in the Member countries) consisting of reading all available minutes of the meetings of the Board of Directors of NIB through a specified date not more than seven calendar days prior to the date of such letter, a reading of the latest available unaudited interim financial statements of NIB and making inquiries of certain officers of NIB who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below:

(i)	Nothing came to his attention as a result of the foregoing procedures that caused him to believe that at a specified date not more than seven calendar days prior to the date of such letter:

(A)	the unaudited financial statements, if any, included in the Prospectus are not fairly presented in conformity with generally accepted accounting principles in the Member countries applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

(B)	the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

(C)	there was any change in the capital or borrowings of NIB as compared with amounts shown on the latest balance sheet included in the Prospectus, except for changes which the Prospectus discloses have occurred or may occur or in the respective aggregate amounts set forth in such letter; or

(D)	there was any loss of the principal of or interest on any loan due to NIB, except in all instances for changes or losses which the Prospectus discloses have occurred or may occur or which are set forth in such letter;

(ii)	Nothing has come to his attention as a result of the foregoing procedures that caused him to believe that at the date of the latest unaudited interim financial statements of NIB there was any decrease in the total assets of NIB as compared with the amounts shown in the latest balance sheet included in the Prospectus; and

(iii)	He has compared the monetary amounts (or percentages derived from such monetary amounts) and other financial information contained in the Prospectus under the captions “Introduction—Nordic Investment Bank”, “Capitalization and Reserves”, “Funded Debt”, “Short-Term Financing and Liquidity Management”, “Operations of NIB”, “Schedule of Annual Amortization of Funded Debt Outstanding” and “Summary Schedule of Funded Debt” and in the Schedule of Funded Debt attached as Exhibit A to the Registration Statement (in each case to the extent that such monetary amounts, percentages and other financial information are derived from the general accounting records of NIB subject to the internal controls of NIB’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and has found such monetary amounts, percentages and other financial information to be in agreement with such results.

References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f)	The Agents shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Agents, such opinion or opinions, dated the Closing Date, with respect to the validity of the Notes, the Registration Statement, the Prospectus and other related matters as they may require, and NIB shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cleary, Gottlieb, Steen & Hamilton may rely as to all matters governed by the respective laws of each of the Member countries upon the opinion of the General Counsel or Senior Counsel of NIB referred to above.

NIB will furnish the Agents with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

6. Additional Covenants of NIB

NIB agrees that:

(a)	Each acceptance by NIB of an offer for the purchase of Notes shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Notes relating to such acceptance, as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each acceptance by NIB of an offer for the purchase of Notes hereunder shall constitute an additional representation and warranty and agreement by NIB that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes and of any other Notes to be issued on or prior to such settlement date, (i) the aggregate initial public offering price or purchase price of Notes which have been issued and sold by NIB will not exceed the amount set forth on the cover page of the Prospectus, as amended or supplemented as of such settlement date, and (ii) the aggregate initial public offering price or purchase price of Securities (including any Notes and any other Securities to be issued and sold by NIB on or prior to such settlement date) which have been issued and sold by NIB will not exceed the amount of Debt Securities registered pursuant to the Registration Statement. NIB will inform any Agent promptly upon request of the aggregate amount of Securities registered pursuant to the Registration Statement which remain unsold.

(b)	Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement, an amendment or supplement relating to any offering of Securities other than the Notes, or a change in the principal amount of Notes remaining to be sold or similar changes) or NIB files with the Commission any document incorporated by reference into the Prospectus, NIB shall, concurrently with such amendment or supplement or filing, furnish the Agents with a certificate, dated the date of delivery thereof, of the President or the principal financial or accounting officer of NIB, in form satisfactory to the Agents, to the effect that the statements contained in the certificate covering the matters set forth in Section 5(d) hereof that was last furnished to the Agents are true and correct at the time of such amendment or supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such time and except that the statements contained in the certificate covering the matters set forth in clause (ii) of Section 5(d) shall be deemed to relate to the time of delivery of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of Section 5(d), to the time of delivery of such certificate.

(c)	At each Representation Date referred to in Section 6(b), NIB shall concurrently furnish the Agents with a written opinion or opinions, dated the date of such Representation Date, of the General Counsel or Senior Counsel of NIB in form satisfactory to the Agents, to the effect set forth in Section 5(c) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date; provided, however, that in lieu of such opinion or opinions, counsel last furnishing such an opinion may furnish the Agents with a letter or letters to the effect that the Agents may rely on a prior opinion delivered under Section 5(c) or this Section 6(c) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(d)	At each Representation Date referred to in Section 6(b) on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or any document that contains additional financial information is incorporated by reference into the Prospectus, NIB shall cause its duly appointed independent auditor concurrently to furnish the Agents with a letter, addressed jointly to NIB and the Agents and dated the date of such Representation Date, in form and substance satisfactory to the Agents, to the effect set forth in Section 5(e) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of NIB; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, such independent auditor may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents, should be covered by such letter, in which event such letter shall also cover such other information and procedures as shall be agreed upon by the Agents.

(e)	On each settlement date for the sale of Notes offered hereby, NIB shall, if requested by the Agent who placed the Notes being delivered on such settlement date, furnish such Agent with a written opinion of the General Counsel or Senior Counsel of NIB, dated the date of delivery thereof, in form satisfactory to such Agent, to the effect set forth in clauses (i) and (ii) of Section 5(c) hereof, but modified to relate to the Registration Statement and the Prospectus as amended or supplemented at such settlement date and except that such opinion shall state that the Notes referred to therein have been duly executed, authenticated, issued and delivered and constitute valid, legally binding and direct and unconditional general obligations of NIB and that the Notes referred to therein conform to the description thereof contained in the Prospectus as amended or supplemented at such settlement date.

(f)	At each Representation Date referred to in Section 6(b), NIB shall, if requested, deliver, or cause to be delivered, to the Agents an opinion, dated the applicable Representation Date, from Cleary, Gottlieb, Steen & Hamilton, counsel for the Agents, with respect to such matters in connection with the amendment, supplement or document included in Section 6(b) as the Agents may reasonably request.

7. Right of Person Who Agreed to Purchase to Refuse to Purchase

     NIB agrees to offer to any person who has agreed through an Agent to purchase and pay for Notes the right to refuse to purchase such Notes if, on the related settlement date fixed pursuant to the Procedures:

(a)	any condition set forth in either Section 5(a) or (b) shall not be satisfied; or

(b)	there shall have occurred, subsequent to the agreement to purchase such Notes (i) any change, or any development involving a prospective change, in or affecting the business or properties of NIB; or (ii) any decrease in the rating of any of NIB’s debt securities by either Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, or by any successor thereto that is a “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) as shall be agreed upon by NIB and the Agents; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of NIB on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis; provided that in the case of any of clauses (i) through (v), the effect of such event is such as to make it, in the judgment of the Agent that presented the offer to purchase such Notes, so material and adverse as to make it impracticable or inadvisable to proceed with the sale and delivery of such Notes (it being understood that under no circumstance shall any such Agent have any duty or obligation to NIB or to any such person to exercise the judgment permitted to be exercised under this Section 7(b)).

8. Purchases as Principal

     From time to time, any of you as Purchaser may agree with NIB to purchase Notes from NIB as principal, in which case such purchase shall be made in accordance with the terms of this Agreement and a separate written agreement (a “Terms Agreement”) to be entered into between such Purchaser and NIB, substantially in the form of Exhibit B hereto with such changes as may be agreed upon by the Purchaser and NIB.

9. Indemnification and Contribution

(a)	NIB will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which each Agent may become subject, under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as now on file or in any amendment thereof), or in the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) NIB will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to NIB by any Agent specifically for inclusion therein, and (ii) such indemnity with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Agent from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in any preliminary prospectus or the Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

(b)	Each Agent will indemnify and hold harmless NIB against any losses, claims, damages or liabilities, joint or several, to which NIB may become subject, under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as now on file or in any amendment thereof), or in the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse NIB for any legal or other expenses reasonably incurred by NIB in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, but only with reference to written information furnished to NIB by such Agent specifically for inclusion in the documents referred to in the foregoing indemnity. NIB acknowledges that the following statements constitute the only written information furnished by the Agents for inclusion in the documents referred to in the foregoing indemnity, and each Agent confirms that such statements are correct: those set forth (i) in the second and third sentences of the last paragraph of the cover page of the Prospectus Supplement dated January 22, 1993; and (ii) in the first three sentences of the second paragraph under the heading “Plan of Distribution” in such Prospectus Supplement.

(c)	Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(d)	If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by NIB on the one hand and the Agents on the other from the offering of the Registered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of NIB on the one hand and the Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by NIB on the one hand and the Agents on the other shall be deemed to be in the same proportions as the total net proceeds from the offering (before deducting expenses) received by NIB bear to the total commissions received by the Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by NIB or the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price of the Registered Notes sold by it exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations in this subsection (d) to contribute are several in proportion to the respective amounts of Registered Notes sold and not joint.

(e)	The respective obligations of NIB and each Agent under this Section 9 shall be in addition to any liability that such party may otherwise have and shall extend, upon the same terms and conditions, to the directors, officers, employees and agents of each indemnified party and each person, if any, who controls each indemnified party within the meaning of either the Act or the Exchange Act.

10. Status of Each Agent

     In soliciting offers to purchase the Notes from NIB pursuant to this Agreement and in assuming its other obligations hereunder (other than offers to purchase pursuant to Section 8), each Agent is acting individually and not jointly and is acting solely as agent for NIB and not as principal. Each Agent will make reasonable efforts to assist NIB in obtaining performance by each purchaser whose offer to purchase Notes from NIB has been solicited by such Agent and accepted by NIB, including without limitation disclosing to NIB the identity of any such purchaser, but such Agent shall have no liability to NIB in the event any such purchase is not consummated for any reason. If NIB shall default on its obligations to deliver Notes to a purchaser whose offer it has accepted, NIB (i) shall hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by NIB, and (ii) in particular, shall pay to the Agents any Commission to which it would be entitled in connection with such sale.

11. Survival of Certain Representations and Obligations

     The respective indemnities, agreements, representations, warranties and other statements of NIB or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Agent, NIB or any of the directors, officers, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 12 or for any other reason, NIB shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(g) and the respective obligations of NIB and the Agents pursuant to Section 12 shall remain in effect. In addition, if any such termination shall occur after NIB has accepted an offer to purchase Notes and prior to the related settlement, the obligations of NIB under Sections 3(c), 6(a) and 7 and under the last sentence of Section 10 shall also remain in effect.

12. Termination

     This Agreement may be terminated for any reason at any time by NIB as to any Agent or, in the case of any Agent, by such Agent insofar as this Agreement relates to such Agent, upon the giving of one day’s written notice of such termination to the other parties hereto. Any settlement with respect to Notes placed by an Agent occurring after termination of this Agreement shall be made in accordance with the Procedures and each Agent agrees, if requested by NIB, to take the steps therein provided to be taken by such Agent in connection with such settlement. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Section 3(c), Section 4(g), Section 9 and Section 11.

13. Notices

     Except as otherwise provided herein, all notices and other communications hereunder shall be in writing, effective only on receipt, and mailed, delivered, transmitted by facsimile (with receipt confirmed telephonically or otherwise by the party giving notice) or telegraphed and confirmed as follows:

If to NIB:

Unioninkatu 30 P.O. Box 249 SF-00171 Helsinki, Finland Attention: Chief Financial Officer

Facsimile: 358-0-1800309 Telex: 122121 Confirmation: NIBSF Telephone: 358-0-18001

If to Salomon Brothers Inc.:

Seven World Trade Center, 31st Floor New York, New York 10048 Attention: Medium-Term Note Department Facsimile: 212-783-3350 Telephone: 212-783-6848

     If to BT Securities Corporation:

One Bankers Trust Plaza 130 Liberty Street, 33rd Floor New York, New York 10006 Attention: Syndicate Desk

Facsimile: 212-250-7022 Telephone: 212-775-4603

     If to The First Boston Corporation:

Park Avenue Plaza 55 East 52nd Street, 35th Floor New York, New York 10055 Attention: Joseph D. Fashano

Facsimile: 212-318-0532 Telephone: 212-909-2107

     If to Goldman, Sachs & Co.:

85 Broad Street New York, New York 10004 Attention: Registration Department

Facsimile: 212-902-4103 Telephone: 212-902-6685

     If to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated:

North Tower World Financial Center New York, New York 10281 Attn: MTN Product Management

Facsimile: 212-449-2234 Telephone: 212-449-3780

     If to Shearson Lehman Brothers Inc.:

World Financial Center American Express Tower, 9th floor New York, New York 10285

Facsimile: 212-528-7035 Telephone: 212-640-8400

14. Successors

     This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the directors, officers, employees, agents and controlling persons referred to in Section 9 and, to the extent provided in Section 7, any person who has agreed to purchase Notes, and no other person will have any right or obligation hereunder. Notwithstanding the foregoing, Shearson Lehman Brothers Inc. may designate Lehman Special Securities Inc. to act on its behalf from time to time hereunder and in so acting Lehman Special Securities Inc. shall have all of the rights of an Agent hereunder, provided that Shearson Lehman Brothers Inc. shall at all times remain obligated for the performance by Lehman Special Securities Inc. of the obligations of an Agent hereunder as if Shearson Lehman Brothers Inc. were acting on its own behalf.

15. Governing Law; Jurisdiction; Counterparts

(a)	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except with respect to its authorization and execution on behalf of NIB.

(b)	NIB hereby appoints the Fiscal Agent as its authorized agent (the “Authorized Agent”) upon which process may be served in any action or proceeding based on this Agreement or the Terms Agreement which may be instituted in any State or Federal court in the City and State of New York by any Agent or any person controlling any Agent and expressly accepts the jurisdiction of each such court in respect of any such action or proceeding. Such appointment shall be irrevocable so long as any of the Notes remains outstanding unless and until the appointment of a successor Fiscal Agent as NIB’s Authorized Agent and such Fiscal Agent’s acceptance of such appointment. NIB agrees that the sole responsibility of the Authorized Agent shall be (i) to accept such process mailed or delivered to it and (ii) to mail a copy of such process to NIB at the address specified for notices hereunder. NIB will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service mailed or delivered to NIB in accordance with this Section 15(b) shall be deemed, in every respect, effective service of process upon NIB. Notwithstanding the foregoing, any action or proceeding against NIB based on this Agreement may be instituted in any competent court in any of the Member countries.

(c)	NIB irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding relating in any way to this Agreement which may be instituted in any State or Federal court in the City and State of New York, or in any other country or jurisdiction brought by any Agent, or any person controlling any Agent, and NIB will not raise or claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding. NIB further irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(d)	This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

     If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,

NORDIC INVESTMENT BANK

By_________________________

Name: Title:

By_________________________

Name: Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

SALOMON BROTHERS INC

By_________________________

Name: Title:

BT SECURITIES CORPORATION

By_________________________

Name: Title:

THE FIRST BOSTON CORPORATION

By_________________________

Name: Title:

GOLDMAN, SACHS & CO.

By_________________________

(Goldman, Sachs & Co.)

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By_________________________

Name: Title:

SHEARSON LEHMAN BROTHERS INC.

By_________________________

Name: Title:

EXHIBIT A

     NIB agrees to pay any Agent a commission equal to the following percentage of the principal amount of Notes sold to purchasers solicited by such Agent:

Term	Commission Rate

9 months to less than 12 months

.125%
12 months to less than 18 months

.15
18 months to less than 24 months

.20
24 months to less than 30 months

.25
30 months to less than 36 months

.30
36 months to less than 42 months

.35
42 months to less than 60 months

.45
5 years to less than 7 years

.50
7 years to less than 10 years

.55
10 years to less than 20 years

.60
More than 20 years

.75

A-1

EXHIBIT B

NORDIC INVESTMENT BANK

Medium-Term Notes, Series C
Due Not Less Than Nine Months from Date of Issue

TERMS AGREEMENT

, 199

Nordic Investment Bank
Unioninkatu 30
SF-00171 Helsinki
Finland

Attention: Chief Financial Officer

1. Agreement to Purchase

     Subject in all respects to the terms and conditions of the Selling Agency Agreement (the “Selling Agency Agreement”) dated January 22, 1992, between Salomon Brothers Inc. Bankers Trust Corporation, The First Boston Corporation, Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Shearson Lehman Brothers Inc. and Nordic Investment Bank (“NIB”), the undersigned (the “Purchaser”) agrees to purchase the following Notes of NIB:

[Add additional terms as may be needed to identify Notes.]

Specified Currency:

Aggregate principal or face amount:

Interest Rate:

Stated Maturity Date [in the case of DM Notes, not less than 2 years from the date of issuance]:

Interest Payment Dates:

Discount or Commission:    % of Principal or face amount

Purchase Price:

% of Principal or face amount [plus accrued interest from _______________________, 199 ]

Purchase Date and Time:

Place for Delivery of Notes
and Payment Therefor:

Method of Payment:

     Period, if any, during which NIB shall not, without the prior consent of the Purchaser hereunder, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by NIB (other than the Notes being sold pursuant hereto):

2. Payment

     Delivery of the certificates for Notes purchased pursuant hereto shall be made not later than the date set forth above, against payment of funds to NIB in the net amount due to NIB for such Notes by the method and in the form set forth in the Procedures (as defined in the Selling Agency Agreement) unless otherwise set forth herein.

     Unless otherwise set forth herein, any Note purchased pursuant hereto (i) shall be purchased by the Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by the Purchaser at varying prices from time to time or, if set forth herein and in the applicable Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, the Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.

3. Conditions

     The obligations of the Purchaser to purchase any Notes are subject to the accuracy of the representations and warranties on the part of NIB in the Selling Agency Agreement as of the date hereof as if made on the date hereof and as of the related settlement date as if made on such date, to the performance and observance by NIB of all covenants and agreements contained in the Selling Agency Agreement on its part to be performed and observed and to the following additional conditions precedent:

(a)	No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)	The Purchaser shall (except to the extent expressly waived in writing by the Purchaser) have received, appropriately updated, (i) a certificate of NIB, dated as of the relevant settlement date, to the effect set forth in Section 5(d) of the Selling Agency Agreement (except that references to the Prospectus shall be to the Prospectus as supplemented as of the date of such Terms Agreement), (ii) the opinion of the General Counsel or Senior Counsel of NIB, dated as of such settlement date, to the effect set forth in Section 5(c) of the Selling Agency Agreement, (iii) the opinion of Cleary, Gottlieb, Steen & Hamilton, counsel for the Purchaser, dated as of such settlement date, to the effect set forth in Section 5(f) of the Selling Agency Agreement, and (iv) a letter of a duly appointed independent auditor, dated as of such settlement date, to the effect set forth in Section 5(e) of the Selling Agency Agreement.

(c)	Prior to such settlement date, NIB shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

     If any of the conditions specified above shall not have been fulfilled in all material respects when and as provided herein, or if any of the opinions and certificates mentioned above and required to be delivered to the Purchaser pursuant to the terms hereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, this Terms Agreement and all obligations of the Purchaser hereunder and with respect to the Notes subject hereto may be canceled at, or at any time prior to, the related settlement date by the Purchaser. Notice of such cancelation shall be given to NIB in writing or by telephone or telegraph confirmed in writing.

4. Termination

     This Terms Agreement shall be subject to termination in the absolute discretion of the purchaser, by notice given to NIB prior to delivery of any payment for any Note to be purchased hereunder, if prior to such time and subsequent to the agreement to purchase such Notes there shall have occurred:

(a)	(i) any change, or any development involving a prospective change, in or affecting the business or properties of NIB the effect of which is, in the judgment of the Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of such Notes; or (ii) any decrease in the rating of any of NIB’s debt securities by either Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, or by any successor thereto that is a “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) as shall be agreed upon by NIB and the Purchaser; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of NIB on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the offering or delivery of such Notes as contemplated by the Prospectus (exclusive of any supplement thereto).

5. Survival of Certain Obligations under Selling Agency Agreement

     If at the time of termination of the Selling Agency Agreement the Purchaser shall own any Notes purchased pursuant to this Terms Agreement with the intention of selling them, the provisions of Sections 4, 6(a), 6(b), 6(c) and 6(d) of the Selling Agency Agreement shall remain in effect until such Notes are sold by the Purchaser.

[NAME OF PURCHASER]

By:_________________

Accepted:

NORDIC INVESTMENT BANK

By:_________________
      Title:

By:_________________
      Title:

EXHIBIT C

NORDIC INVESTMENT BANK

Medium-Term Note, Series C Administrative Procedures
January 22, 1993

     The Medium-Term Notes, Series C, Due Not Less than Nine Months from Date of Issue (the “Notes”) of Nordic Investment Bank (“NIB”) are to be offered on a continuing basis. Salomon Brothers Inc, BT Securities Corporation, The First Boston Corporation, Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Shearson Lehman Brothers Inc., as agents (each an “Agent”), have agreed to solicit purchases of Notes issued in fully registered form. The Agents will not be obligated to purchase Notes for their own account. The Notes are being sold pursuant to a Selling Agency Agreement between NIB and the Agents dated the date hereof (the “Agency Agreement”). The Notes will rank equally with all other unsecured and unsubordinated debt of NIB and have been registered with the Securities and Exchange Commission (the “Commission”). The Notes will be issued under a Fiscal Agency Agreement, dated as of the date hereof (the “Fiscal Agency Agreement”) between NIB and Citibank, N.A., as fiscal agent (the “Fiscal Agent”).

     The Agency Agreement provides that Notes may also be purchased by an Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by such Agent acting solely as principal, unless otherwise agreed to between NIB and such Agent acting as principal.

     The Agency Agreement also provides that NIB reserves the right from time to time to sell Notes denominated in Deutsche Marks (“DM”) or paying principal or interest in DM (collectively, “DM Notes”) to or through any third party (a “Third Party”), provided that NIB shall ensure that any such Third Party agrees to be bound by the provisions of the Agency Agreement with respect to the Notes to be sold to or through such Third Party as if such Third Party were an Agent thereunder with respect to such Notes, and provided further that NIB will sell DM Notes only to or through one or more Third Parties, acting as agent or agents or as principal or principals, which are German “credit institutions”, as such term is used in the German Federal Banking Act.

     Each Note will be represented by either a Global Note (as defined hereinafter) delivered to the Fiscal Agent, as Custodian for The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC (a “Book-Entry Note”) or a certificate delivered to the Holder thereof or a Person designated by such Holder (a “Certificated Note”). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

     The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by NIB are explained below. Administrative and record-keeping responsibilities will be handled for NIB by its Treasury Department. NIB will advise the Agents and the Fiscal Agent in writing of those persons handling administrative responsibilities with whom the Agents and the Fiscal Agent are to communicate regarding orders to purchase Notes and the details of their delivery.

     Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in DTC’s operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Fiscal Agency Agreement and the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as “Fixed Rate Notes”. Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Notes”. To the extent the procedures set forth below conflict with the provisions of the Notes, the Fiscal Agency Agreement, DTC’s operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Fiscal Agency Agreement, DTC’s operating requirements and the Agency Agreement shall control.

PART I

Administrative Procedures for
Book-Entry Notes

     In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Fiscal Agent will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from NIB and the Fiscal Agent to DTC dated as of the date hereof and a Medium-Term Note Certificate Agreement between the Fiscal Agent and DTC and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement system (“SDFS”).

Issuance:

     On any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, NIB will issue a single global security in fully registered form without coupons (a “Global Note”) representing up to $150,000,000 principal amount of all such Book-Entry Notes that have the same original issue date, original issue discount provisions, if any, Interest Payment Dates, Record Dates, redemption, repayment and extension provisions, if any, Stated Maturity Date, and, in the case of Fixed Rate Notes, interest rate, or, in the case of Floating Rate Notes, initial interest rate, Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier, if any, minimum interest rate, if any, and maximum interest rate, if any (collectively, the “Terms”). Each Global Note will be dated and issued as of the date of its authentication by the Fiscal Agent. Each Global Note will bear an original issue date, which will be (i) with respect to an original Global Note (or any portion thereof), the original issue date specified in such Global Note and (ii) following a consolidation of Global Notes, with respect to the Global Note resulting from such consolidation, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Notes, regardless of the date of authentication of such resulting Global Note. No Global Note will represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any Certificated Note.

Identification Numbers:

     NIB has arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of a series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers and relates to Global Notes representing Book-Entry Notes and book-entry medium-term notes issued by NIB with other series designations. The Fiscal Agent, NIB and DTC have obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers. NIB will assign CUSIP numbers to Global Notes as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that NIB has assigned to Global Notes. The Fiscal Agent will notify NIB at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes and, if it deems necessary, NIB will reserve additional CUSIP numbers for assignment to Global Notes. Upon obtaining such additional CUSIP numbers, NIB shall deliver a list of such additional CUSIP numbers to the Fiscal Agent and DTC.

Registration:

    Global Notes will be issued only in fully registered form without coupons. Each Global Note will be registered in the name of CEDE & CO., as nominee for DTC, on the securities register for the Notes maintained under the Fiscal Agency Agreement. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records such Participants and one or more indirect participants in DTC. Neither NIB (as issuer or as paying agent) nor the Fiscal Agent will have any responsibility or liability relating to beneficial ownership interests in any Global Note representing such Book-Entry Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Transfers:

     Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:

     The Fiscal Agent may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Note described below) specifying (i) the CUSIP numbers of two or more outstanding Global Notes that represent (A) Fixed Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date or (B) Floating Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Notes shall be exchanged for a single replacement Global Note and (iii) a new CUSIP number, obtained from NIB, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including the Fiscal Agent) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Fiscal Agent will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, Citibank, N.A. as Custodian for DTC will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $150,000,000 in aggregate principal amount, one Global Note will be authenticated and issued to represent each $150,000,000 of principal amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (see “Denominations” below).

Maturities:

     Each Book-Entry Note will mature on a date not less than nine months after the Original Issue Date for such Note. A Floating Rate Book-Entry Note will mature only on an Interest Payment Date for such Note. Any Note denominated in Japanese yen will mature on a date not less than one year from the Original Issue Date (as defined below) for such Note. Any Note denominated in Pounds Sterling will mature on a date not less than one year, nor more than five years, after its Original Issue Date. Any DM Note will mature on a date not less than two years after its Original Issue Date.

Denominations:

     Book-Entry Notes will be issued in principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Notes will be denominated in principal amounts not in excess of $150,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be authenticated and issued to represent each $150,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:

     General. Interest, if any, on each Book-Entry Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Note representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note and in the Prospectus (as defined in the Agency Agreement), as supplemented by the applicable pricing supplement (“Pricing Supplement”). Unless otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Floating Rate Book-Entry Notes which reset daily or weekly, interest payments will include accrued interest to but excluding the Record Date immediately preceding the Interest Payment Date) or to but excluding the date on which the principal of such Note is or becomes due and payable, whether at the Stated Maturity Date or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise (“Maturity”) (other than a Maturity of a Fixed Rate Book-Entry Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor’s Corporation will use the information received in the pending deposit message described under Settlement Procedure “C” below in order to include the amount of any interest payable and certain other information regarding the related Global Note in the appropriate (daily or weekly) bond report published by Standard & Poor’s Corporation.

     Record Dates. The Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date (whether or not a Business Day).

     Interest Payment Dates on Fixed Rate Book-Entry Notes. Interest payments on Fixed Rate Book-Entry Notes will be made on the dates specified pursuant to Settlement Procedure “A” below and at Maturity; provided, however, that if an Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date; provided, further, that in the case of a Fixed Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

     Interest Payment Dates on Floating Rate Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified pursuant to Settlement Procedure “A” below; in the case of Floating Rate Book-Entry Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Book-Entry Notes that reset semi-annually, on the third Wednesday of the two months specified pursuant to Settlement Procedure “A” below; and in the case of Floating Rate Book-Entry Notes that reset annually, on the third Wednesday of the month specified pursuant to Settlement Procedure “A” below; provided, however, that if an Interest Payment Date for a Floating Rate Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Note, except in the case of a Floating Rate Book-Entry Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided, further, that in the case of a Floating Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

     Notice of Interest Payment and Record Dates. On the first Business Day of January, April, July and October of each year, the Fiscal Agent will deliver to NIB and DTC a written list of Record Dates, and Interest Payment Dates that will occur with respect to Book Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date for Floating Rate Book Entry Notes, Citibank, NA., as Calculation Agent, will notify Standard & Poor’s Corporation of the interest rates determined on such Interest Determination Date.

Calculation of Interest:

     Fixed Rate Book-Entry Notes. Interest on Fixed Rate Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

     Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of Principal and Interest:

     Payment of Interest Only. Promptly after each Record Date, the Fiscal Agent will deliver to NIB and DTC a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor’s Corporation. NIB will pay to the Fiscal Agent the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Fiscal Agent will pay such amount to DTC (except that payments to be made in a currency other than U.S. dollars shall be made by wire transfer in accordance with instructions received by the Fiscal Agent from DTC), at the times and in the manner set forth below under “Manner of Payment”.

     Payments at Maturity. On or about the first Business Day of each month, the Fiscal Agent will deliver to NIB and DTC a written list of principal and interest to be paid on each Global Note maturing (on a Maturity or Redemption Date or otherwise) in the following month. NIB and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity of such Global Note. On or before Maturity, NIB will pay to the Fiscal Agent the principal amount of such Global Note, together with interest due at such Maturity. The Fiscal Agent will pay such amount to DTC (except that payments to be made in a currency other than US. dollars shall be made by wire transfer in accordance with instructions received by the Fiscal Agent from DTC) at the times and in the manner set forth below under “Manner of Payment”. If the Maturity of a Global Note representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made (except in the case of LIBOR Notes as described above) on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at Maturity of such Global Note, the Fiscal Agent will cancel such Global Note in accordance with the Fiscal Agency Agreement and so advise NIB.

     Manner of Payment. The total amount of any principal and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by NIB to the Fiscal Agent in immediately available funds no later than 10:00 A.M. (New York City time) (or no later than 10:00 A.M. in the Relevant Financial Center set forth on such Note with regard to payments to be made in a currency other than U.S. dollars) on such date. NIB will make such payment on such Global Notes by instructing the Fiscal Agent to withdraw funds from an account maintained by NIB at the Fiscal Agent or by wire transfer to the Fiscal Agent. NIB will confirm any such instructions in writing to the Fiscal Agent. Prior to 11 A.M. (New York City time) on the date of Maturity or as soon as possible thereafter, the Fiscal Agent will pay (assuming the Fiscal Agent has received funds from NIB) by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, (or, with respect to payments to be made in a currency other than U.S dollars, to an account in the Relevant Financial Center set forth on such Note in accordance with instructions received by the Fiscal Agent from DTC) each payment of principal (together with interest thereon) due on a Global Note on such date. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between the Fiscal Agent and DTC (or, with respect to payments to be made in a currency other than U.S. dollars, to an account in the Relevant Financial Center set forth on such Note in accordance with instructions received by the Fiscal Agent from DTC). On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts to be paid in U.S. dollars in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Notes are recorded in the book-entry system maintained by DTC. Neither NIB (as issuer or as paying agent) nor the Fiscal Agent shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

     Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedures upon NIB’s Exercise of Optional Redemption:

     NIB Notice to Fiscal Agent Regarding Exercise of Optional Redemption. At least 45 but not more than 60 days prior to the date on which it intends to redeem a Book-Entry Note, NIB will notify the Fiscal Agent that it is exercising such option with respect to such Book-Entry Note on such date. No part of any DM Note may be redeemed (other than for tax reasons) prior to two years after the Original Issue Date for such Note.

     Fiscal Agent Notice to DTC Regarding NIB’s Exercise of Optional Redemption. After receipt of notice that NIB is exercising its option to redeem a Book-Entry Note, the Fiscal Agent will, at least 30 but not more than 60 days before the redemption date for such Book- Entry Note, hand deliver to DTC a notice identifying such Book-Entry Note, by CUSIP number and informing DTC of NIB’s exercise of such option with respect to such Book-Entry Note.

     Deposit of Redemption Price. On or before any redemption date, NIB shall deposit with such Fiscal Agent an amount of money sufficient to pay the redemption price, plus interest accrued to such redemption date, for all the Book-Entry Notes or portions thereof which are to be repaid on such redemption date. Such Fiscal Agent will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Payments of Principal and Interest upon Exercise of Optional Repayment:

     Fiscal Agent Notice to NIB of Option for Repayment. Upon receipt of notice of exercise of the option for repayment and the Global Securities representing the Book-Entry Notes so to be repaid as set forth in such Notes, the Fiscal Agent shall (unless such notice was received pursuant to NIB’s exercise of an optional reset or an optional extension of maturity, in each of which cases the relevant procedures set forth above are to be followed) give notice to NIB not less than 20 days prior to each Optional Repayment Date of such Optional Repayment Date and of the principal amount of Book-Entry Notes to be repaid on such Optional Repayment Date.

     Deposit of Repayment Price. On or prior to 10:00 A.M. on any Optional Repayment Date, NIB shall deposit with such Fiscal Agent an amount of money sufficient to pay the optional repayment price, and accrued interest thereon to such date, of all the Book-Entry Notes or portions thereof which are to be repaid on such date. Such Fiscal Agent will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Procedure for Rate Setting and Posting:

     NIB and the Agents will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agents. If NIB decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting or such prices and rates to be referred to herein as “posting”) or if NIB decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and Rejection of Orders:

     Unless otherwise instructed by NIB, each Agent will advise NIB promptly by telephone of all orders to purchase Book-Entry Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by NIB and the Agents, NIB has the right to accept orders to purchase Book-Entry Notes and may reject any such orders in whole or in part.

Preparation of Pricing Supplement:

     If any order to purchase a Book-Entry Note is accepted by or on behalf of NIB, NIB will cause to be prepared a Pricing Supplement reflecting the applicable interest rates and other terms at such Book-Entry Note and will arrange to have ten copies thereof filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will use its best efforts to supply at least ten copies thereof (and additional copies if requested) to the Agent which presented the order (the “Presenting Agent”) no later than 11:00 A.M. on the Business Day following the day such order is accepted. The Presenting Agent will cause a copy of the Prospectus and such Pricing Supplement to be delivered to the purchaser of such Book-Entry Note.

     In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for flies) will be destroyed.

Suspension of Solicitation; Amendment or Supplement:

     NIB reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase Book-Entry Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as NIB has advised them that such solicitation may be resumed.

     In the event that at the time NIB suspends solicitation of purchases there shall be any orders outstanding for settlement, NIB will promptly advise the Agents and the Fiscal Agent whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. NIB will have the sole responsibility for such decision and for any arrangements that may be made in the event that NIB determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

     If NIB decides to amend or supplement the Registration Statement (as defined in the Agency Agreement) or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, NIB may file with the Commission any such supplement to the Prospectus relating to the Notes. NIB will provide the Agents and the Fiscal Agent with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Procedures For Rate Changes:

     When NIB has determined to change the interest rates of Book-Entry Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone NIB with recommendations as to the changed interest rates. At such time as NIB has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only “indications of interest” may be recorded.

Delivery of Prospectus:

     A copy of the Prospectus and the Pricing Supplement relating to a Book-Entry Note must accompany or precede the earliest of any written offer of such Book-Entry Note, confirmation of the purchase of such Book-Entry Note and payment for such Book-Entry Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by the Agents between the time an order for a Book- Entry Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to “Suspension of Solicitation; Amendment or Supplement” above, the Presenting Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by it. NIB will make such delivery if such Book-Entry Note is sold directly by NIB to a purchaser (other than an Agent).

Confirmation:

     For each order to purchase a Book-Entry Note solicited by any Agent and accepted by or on behalf of NIB, the Presenting Agent will issue a confirmation to the purchaser, with a copy to NIB, setting forth the details set forth above and delivery and payment instructions.

Settlement:

     The receipt by NIB of immediately available funds in payment or a Book-Entry Note and the authentication and issuance of the Global Note representing such Book-Entry Note shall constitute “settlement” with respect to such Book-Entry Note. All orders accepted by NIB will be settled on the fifth Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless NIB and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Settlement Procedures:

     Settlement Procedures with regard to each Book-Entry Note sold by NIB through any Agent, as agent, shall be as follows:

A.	The Presenting Agent will advise NIB (and, if such Book-Entry Note is an Indexed Note, shall also advise Cleary, Gottlieb, Steen & Hamilton (“CGS&H”), counsel to the Agents) in writing of the following settlement information:

1.	Principal amount.

2.	Stated Maturity Date.

3.	In the case of a Fixed Rate Book-Entry Note, the interest rate or, in the case of a Floating Rate Book-Entry Note, the Base Rate, initial interest rate (if known at such time), Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any) and Maximum Interest Rate (if any).

4.	Interest Payment Dates.

5.	Redemption, repayment and extension provisions, if any.

6.	Settlement date.

7.	Issue Price (including currency).

8.	Presenting Agent’s commission, determined as provided in Section 3(c) of the Agency Agreement.

9.	Whether such Book-Entry Note is issued at an original issue discount and, if so, the total amount of OID, the yield to maturity and the initial accrual period OID.

B.	If NIB approves such settlement information, it shall so notify the Presenting Agent in writing and shall immediately thereafter furnish a copy of such settlement information to the Fiscal Agent and to CGS&H, together with a certificate of an appropriate officer of NIB authorizing the issuance of such Book-Entry Note and approving the terms thereof and specifying the account of NIB in the Relevant Financial Center to which funds in payment for such Note should be transferred upon settlement. Upon receipt of such certificate, the Fiscal Agent will assign a CUSIP number to the Global Note representing such Book-Entry Note and then advise NIB, the Presenting Agent and CGS&H by telephone (confirmed in writing at any time on the same date) of such CUSIP number. Each such communication by NIB shall constitute a representation and warranty by NIB to the Fiscal Agent and the Presenting Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by NIB, (ii) such Note, and the Global Note representing such Note, will conform with the terms of the Fiscal Agency Agreement for such Note, and (iii) upon authentication and delivery of such Global Note, the aggregate initial offering price of all Notes issued under the Fiscal Agency Agreement will not exceed $600,000,000 (except for Book-Entry Notes represented by Global Notes authenticated and delivered in exchange for or in lieu of Global Notes pursuant to the Fiscal Agency Agreement and except for Certificated Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of Certificated Notes pursuant to any such Section).

C.	The Fiscal Agent will enter a pending deposit message through DTC’s Participant Terminal System providing the following settlement information to DTC (which shall route such information to Standard & Poor’s Corporation, the Presenting Agent and, upon request, CGS&H):

1.	The information set forth in Settlement Procedure “A”.

2.	Identification as a Fixed Rate Book-Entry Note, a Floating Rate Book-Entry Note or an Indexed Book-Entry Note.

3.	Initial Interest Payment Date, if any, for such Book-Entry Note, number of days by which such date succeeds the related Record Date and amount of interest payable on such Interest Payment Date.

4.	CUSIP number of the Global Note representing such Book-Entry Note.

5.	Whether such Global Note will represent any other Book-Entry Note (to the extent known at such time).

D.	CGS&H will prepare the Global Note representing such Book-Entry Note (in a form that has been previously approved by NIB, the Agents and the Fiscal Agent) will stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and will deliver such Global Note to the Fiscal Agent.

E.	The Fiscal Agent will authenticate the Global Note representing such Book-Entry Note.

F.	DTC will credit such Book-Entry Note to the Fiscal Agent’s participant account at DTC.

G.	If such Book-Entry Note is denominated in a Specified Currency other than U.S. dollars, the purchaser thereof will pay to NIB, by wire transfer of immediately available funds to the account of NIB located in the Relevant Financial Center (as notified by NIB to the Presenting Agent under Settlement Procedure B above), an amount equal to the price of such Book-Entry Note.

H.	If such Book-Entry Note is denominated in U.S dollars, the Fiscal Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Fiscal Agent’s participant account and credit such Book-Entry Note to the Presenting Agent’s participant account and (ii) debit the Presenting Agent’s settlement account and credit the settlement account of Citibank for further credit (by 3:00 P.M. on such day) to the account of NIB at Skandinaviska Enskilda Banken, or at such other institution as NIB may designate, for an amount equal to the price of such Book-Entry Note less the Presenting Agent’s commission. The entry of such a deliver order shall constitute a representation and warranty by the Fiscal Agent to DTC that (i) the Global Note representing such Book-Entry Note has been authenticated and (ii) the Fiscal Agent is holding such Global Note pursuant to the Medium-Term Note Certificate Agreement between the Fiscal Agent and DTC.

If such Book-Entry Note is denominated in a currency other than U.S. dollars, the Fiscal Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing ETC to debit such Book-Entry Note to the Fiscal Agent’s participant account and credit such Book-Entry Note, free of payment, to the Presenting Agent’s participant account. The entry of such a deliver order shall constitute a representation and warranty by the Fiscal Agent as aforesaid.

I.	If such Book-Entry Note is denominated in U.S. dollars, the Presenting Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent’s participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Book-Entry Note.

If such Book-Entry Note is denominated in a currency other than U.S. dollars, the Presenting Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to debit such Book-Entry Note to the Presenting Agent’s participant account and credit such Book-Entry Note, free of payment, to the participant accounts of the Participants with respect to such Book-Entry Note.

J.	Transfers of funds in accordance with SDFS deliver orders described in the first paragraphs of each of Settlement Procedures “H” and “I” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

K.	The Presenting Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:

     For orders of Book-Entry Notes solicited by any Agent and accepted by NIB for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “K” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement Procedure	Time
A	11:00 A.M. on the sale date
B	12:00 Noon on the sale date
C	2:00 P.M. on the sale date
D	3:00 P.M. on the day before settlement
E	9:00 A.M. on settlement date
F-G	10:00 A.M. on settlement date
H-I	2:00 P.M. on settlement date
J	4:45 P.M. on settlement date
K	5:00 P.M. on settlement date

     If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A”, “B” and “C” shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 PM. on the Business Day before the settlement date, respectively. If the initial interest rate for a Floating Rate Book Entry Note has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the Business Day before the settlement date. Settlement Procedure “G” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

     If settlement of a Book-Entry Note is rescheduled or cancelled, the Fiscal Agent will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:

     If the Fiscal Agent fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “H”, the Fiscal Agent may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to the Fiscal Agent’s participant account. DTC will process the withdrawal message, provided that the Fiscal Agent’s participant account contains a principal amount of the Global Note representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, the Fiscal Agent will cancel such Global Note in accordance with the Fiscal Agency Agreement and so advise NIB, and the Fiscal Agent will make appropriate entries in its records. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Fiscal Agent will exchange such Book-Entry Note for two Global Notes, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

     If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser) or, in the case of any Book-Entry Note denominated in a currency other than U.S. dollars, paid to NIB, then such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “I” and “H”, respectively. Thereafter, the Fiscal Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then NIB will reimburse the Presenting Agent or the Fiscal Agent, as applicable, on an equitable basis for the loss of the use of the funds during the period when they were credited to the account of NIB.

     Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, CGS&H and the Fiscal Agent will provide, in accordance with Settlement Procedures “D” and “E”, for the authentication and issuance of a Global Note representing the other Book-Entry Notes to have been represented by such Global Note and the Fiscal Agent will make appropriate entries in its records.

Fiscal Agent Not to Risk Funds:

     Nothing herein shall be deemed to require the Fiscal Agent to risk or expend its own funds in connection with any payment to NIB, DTC, the Agents or the purchaser, it being understood by all parties that payments made by the Fiscal Agent to NIB, DTC, the Agents or the purchaser shall be made only to the extent that funds are provided to the Fiscal Agent for such purpose.

Authenticity of Signatures:

     NIB will cause the Fiscal Agent to furnish the Agents from time to time with the specimen signatures of each of the Fiscal Agent’s officers, employees or agents who has been authorized by the Fiscal Agent to authenticate Book-Entry Notes, but no Agent will have any obligation or liability to NIB or the Fiscal Agent in respect of the authenticity of the signature of any officer, employee or agent of NIB or the Fiscal Agent on any Book-Entry Notes.

Payment of Expenses:

     Each Agent shall forward to NIB, on a monthly basis, a statement of the out-of-pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency Agreement. NIB will remit payment to the Agents currently on a monthly basis.

Advertising Costs:

     NIB will determine with the Agents the amount of advertising that may be appropriate in soliciting offers to purchase the Book-Entry Notes. Advertising expenses will be paid by NIB.

Periodic Statements from the Fiscal Agent:

     Periodically, the Fiscal Agent will send to NIB a statement setting forth the principal amount of Book-Entry Notes outstanding as of that date.

Monthly Notices to the Deutsche Bundesbank:

     NIB will cause the Deutsche Bundesbank to be notified at the end of each month as to the amounts, issue dates and other terms of each DM Note issued during such month and will provide such other information to the Deutsche Bundesbank as may be required by the Deutsche Bundesbank.

PART II

Administrative Procedures for
Certificated Notes

     The Fiscal Agent will serve as registrar and transfer agent in connection with the Certificated Notes.

Issuance:

     Each Certificated Note will be dated and issued as of the date of its authentication by the Fiscal Agent. Each Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Original Issue Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Registration:

     Certificated Notes will be issued only in fully registered form without coupons.

Transfers and for Exchanges:

     A Certificated Note may be presented for transfer or exchange at the principal corporate trust office in the City of New York of the Fiscal Agent. Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different authorized denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:

     Each Certificated Note will mature on a date not less than nine months after the settlement date for such Note. A Floating Rate Certificated Note will mature only on an Interest Payment Date for such Note. Any Note denominated in Japanese yen will mature on a date not less than one year from the Original Issue Date (as defined below) for such Note. Any Note denominated in Pounds Sterling will mature on a date not less than one year, nor more than five years, after its Original Issue Date. Any DM Note will mature on a date not less than two years after its Original Issue Date.

Denominations:

     The denomination of any Certificated Note denominated in U.S. dollars will be a minimum of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The authorized denominations of Certificated Notes denominated in any other currency will be specified pursuant to “Settlement Procedures” below.

Interest:

     General. Interest, if any, on each Certificated Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, and will be calculated and paid in the manner described in such Note and in the Prospectus, as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Certificated Notes which reset daily or weekly, interest payments will include accrued interest to but excluding the Record Date immediately preceding the Interest Payment Date) or to but excluding Maturity (other than a Maturity of a Fixed Rate Certificated Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month).

     Record Dates. The Record Dates with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date (whether or not a Business Day).

     Fixed Rate Certificated Notes. Interest payments on Fixed Rate Certificated Notes will be made on the dates specified pursuant to Settlement Procedure “A” below and at Maturity; provided, however, that if any Interest Payment Date for a Fixed Rate Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and interest shall accrue on such payment for the period from and after such Interest Payment Date; provided further, that in the case of a Fixed Rate Certificated Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

     Floating Rate Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually. Interest will be payable, in the case of Floating Rate Certificated Notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified pursuant to Settlement Procedure “A” below; in the case of Floating Rate Certificated Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Certificated Notes that reset semi-annually, on the third Wednesday of the two months specified pursuant to Settlement Procedure “A” below; provided, however, that if an Interest Payment Date for a Floating Rate Certificated Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Note, except in the case of a Floating Rate Certificated Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further, that in the case of a Floating Rate Certificated Note issued between a Record Date and an interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Calculation of Interest:

     Fixed Rate Certificated Note. Interest on Fixed Rate Certificated Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

     Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Certificated Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Certificated Note for which the Base Rate is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of Principal and Interest:

     Interest, if any, on each Certificated Note will be calculated and paid in manner described in such Note and in the Prospectus, as supplemented by the applicable Pricing Supplement. Unless otherwise provided in the Fiscal Agency Agreement or the Certificated Note, the first payment of interest on any Certificated Note originally issued between a Record Date and an Interest Payment Date will be made on the next succeeding Interest Payment Date. Interest payable at the Maturity of a Certificated Note will be payable to the Person to whom the principal of such Note is payable. Unless other arrangements are made, all interest payments (excluding interest payments made on the Stated Maturity Date) will be made by check mailed to the person entitled thereto as provided above, provided, however, that the holder of $10,000,000 (or the equivalent thereof in other currencies) or more of Certificated Notes with similar tenor and terms will be entitled to receive payment by wire transfer in U.S. dollars; and provided further that payments to be made in a currency other than U.S. dollars shall be made by wire transfer.

     Within 10 days following each Record Date, the Fiscal Agent will inform NIB of the total amount of the interest payments to be made by NIB on the next succeeding Interest Payment Date. The Fiscal Agent will provide monthly to NIB a list of the principal and interest to be paid on Certificated Notes maturing in the next succeeding month.

     NIB will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

     If the Maturity of a Certificated Note is not a Business Day, the payment due on such day shall be made (except in the case of LIBOR Notes as described above) on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity.

Procedures upon NIB’s Exercise of Optional Redemption:

     NIB Notice to Fiscal Agent Regarding Exercise of Optional Redemption. At least 45 but not more than 60 days prior to the date on which it intends to redeem a Certificated Note, NIB will notify the Fiscal Agent that it is exercising such option with respect to such Certificated Note on such date. No part of any DM Note may be redeemed (other than for tax reasons) prior to two years after the Original Issue Date for such Note.

     Fiscal Agent Notice to Holders Regarding NIB’s Exercise of Optional Redemption. After receipt of notice that NIB it exercising its option to redeem a Certificated Note, the Fiscal Agent will, at least 30 but not more than 60 days before the redemption date for such Certificated Note, mail a notice, first class, postage prepaid, to the Holder of such Certificated Note informing such Holder of NIB’s exercise of such option with respect to such Certificated Note.

     Deposit of Redemption Price. On or before any redemption date, NIB shall deposit with such Fiscal Agent an amount of money sufficient to pay the redemption price, plus interest accrued to such redemption date, for all the Certificated Notes or portions thereof and which are to be repaid on such redemption date. Such Fiscal Agent will use such money to repay such Certificated Notes pursuant to the terms set forth in such Notes.

Payments of Principal and Interest Upon Exercise of Optional Repayment:

     Fiscal Agent Notice to NIB of Option for Repayment. Upon receipt of notice of exercise of the option for repayment and the Global Securities representing the Certificated Notes so to be repaid as set forth in such Notes, the Fiscal Agent shall (unless such notice was received pursuant to NIB’s exercise of an optional reset or an optional extension of maturity, in each of which cases the relevant procedures set forth above are to be followed) give notice to NIB not less than 20 days prior to each Optional Repayment Date of such optional Repayment Date and of the principal amount of Certificated Notes to be repaid on such Optional Repayment Date.

     Deposit of Repayment Price. On or prior to 10:00 AM. on any Optional Repayment Date, NIB shall deposit with such Fiscal Agent an amount of money sufficient to pay the optional repayment price, and accrued interest thereon to such date, of all the Certificated Notes or portions thereof which are to be repaid on such date. Such Fiscal Agent will use such money to repay such Certificated Notes pursuant to the terms set forth in such Notes.

Procedure for Rate Setting and Posting:

     NIB and the Agents will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of orders by the Agents. If NIB decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as “posting”) or if NIB decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and Rejection of Orders:

     Unless otherwise instructed by NIB, each Agent will advise NIB promptly by telephone of all orders to purchase Certificated Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by NIB and the Agents, NIB has the sole right to accept orders to purchase Certificated Notes and may reject any such orders in whole or in part. Before accepting any order to purchase a Certificated Note to be settled in less than three Business Days, NIB shall verify that the Fiscal Agent will have adequate time to prepare and authenticate such Note.

Preparation of Pricing Supplement:

     If any order to purchase a Certificated Note is accepted by or on behalf of NIB, NIB will cause to be prepared a Pricing Supplement reflecting the interest rates and other terms of such Certified Note and will arrange to have ten copies thereof filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent which presented the order (the “Presenting Agent”). The Presenting Agent will cause a copy of the Prospectus and such Pricing Supplement to be delivered to the purchaser of such Certificated Note.

     In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Suspension of Solicitation; Amendment or Supplement:

     NIB reserves the right, in its sole discretion, to instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Certificated Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as NIB has advised them that such solicitation may be resumed.

     In the event that at the time NIB suspends solicitation of purchases there shall be any orders outstanding for settlement, NIB will promptly advise the Agents and the Fiscal Agent whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. NIB will have the sole responsibility for such decision and for any arrangements that may be made in the event that NIB determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

     If NIB decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, NIB may file with the Commission any supplement to the Prospectus relating to the Notes. NIB will provide the Agents and the Fiscal Agent with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Procedure for Rate Changes:

     When NIB has determined to change the interest rates of Certificated Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone NIB with recommendations as to the changed interest rates. At such time as NIB has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only “indications of interest” may be recorded.

Delivery of Prospectus:

     A copy of the Prospectus and the Pricing Supplement relating to a Certificated Note must accompany or precede the earliest of any written offer of such Certificated Note, confirmation of the purchase of such Certificated Note and payment for such Certificated Note by its purchaser. If notice of a change in the terms of the Certificated Notes is received by the Agents between the time an order for a Certificated Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to “Suspension of Solicitation; Amendment or Supplement” above, the Presenting Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Certificated Note sold by it. NIB will make such delivery if such Certificated Note is sold directly by NIB to a purchaser (other than any Agent).

Confirmation:

     For each order to purchase a Certificated Note solicited by any Agent and accepted by or on behalf of NIB, the Presenting Agent will issue a confirmation to the purchaser, with a copy to NIB, setting forth the details set forth above and delivery and payment instructions.

Settlement:

     The receipt by NIB of immediately available funds in exchange for an authenticated Certificated Note delivered to the Presenting Agent and the Presenting Agent’s delivery of such Certificated Note against receipt of immediately available funds shall, with respect to such Certificated Note, constitute “settlement”. All orders accepted by NIB will be settled on the fifth Business Day following the date of sale pursuant to the timetable for settlement set forth below, unless NIB and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Settlement Procedures:

     Settlement Procedures with regard to each Certificated Note sold by NIB through any Agent, as agent, shall be as fol1ows:

A.	The Presenting Agent will advise NIB (and, if such Certificated Note is an Indexed Note, shall also advise CGS&H) in writing of the following settlement information, in time for the Fiscal Agent to prepare and authenticate the required Note:

1.	Name in which such Certificated Note is to be registered (“Registered Owner”).

2.	Address of the Registered Owner and address for payment of principal and interest.

3.	Taxpayer identification number of the Registered Owner (if available).

4.	Principal amount.

5.	Stated Maturity Date.

6.	In the case of a Fixed Rate Certificated Note, the interest rate or, in the case of a Floating Rate Certificated Note, the initial interest rate (if known at such time), Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any) and Maximum Interest Rate (if any).

7.	Interest Payment Dates.

8.	Specified Currency and whether the option to elect payment in a Specified Currency applies and if the Specified Currency is not U.S. dollars, the authorized denominations.

9.	Redemption, repayment or extension provisions, if any.

10.	Settlement date.

11.	Issue Price (including currency).

12.	Presenting Agent’s commission, determined as provided in Section 3(c) of the Agency Agreement.

13.	Whether such Certificated Note is issued at an original issue discount, and, if so, the total amount of OID, the yield to maturity and the initial accrual period OID.

B.	If NIB approves such settlement information, it shall so notify the Presenting Agent in writing and shall immediately thereafter furnish a copy of such settlement information to the Fiscal Agent and to CGS&H, together with a certificate of an appropriate officer of NIB authorizing the issuance of such Book-Entry Note and approving the terms thereof.

C.	NIB will deliver to CGS&H a pre-printed four-ply packet for such Certificated Note, which packet will contain the following documents in forms that have been approved by NIB, the Agents and the Fiscal Agent:

1.	Certificated Note with customer confirmation.

2.	Stub One — For Fiscal Agent.

3.	Stub Two — For the Presenting Agent.

4.	Stub Three — For NIB.

D.	CGS&H will complete such Certificated Note and will deliver it to the Fiscal Agent (by 11:00 A.M), The Fiscal Agent will authenticate such Certificated Note and deliver it (with the confirmation) and Stubs One and Two to the Presenting Agent, all in accordance with the written directions (or oral instructions confirmed in writing on the next Business Day) of NIB, and the Presenting Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Fiscal Agent. Such delivery will be made only against such acknowledgment of receipt.

E.	The Presenting Agent will deliver such Certificated Note (with the confirmation) to the customer against payment directly from the customer to NIB in immediately available funds. The Presenting Agent will obtain the acknowledgement of receipt of such Certificated Note by retaining Stub Two.

F.	The Fiscal Agent will send Stub Three to NIB by first-class mail.

Settlement Procedures Timetable:

     For orders of Certificated Notes solicited by any Agent, as agent, and accepted by NIB, Settlement Procedures “A” through “F” set forth above shall be completed on or before the respective times (New York City time) set forth below:

Settlement Procedure	Time

A	2:00 P.M. on the day before settlement
B-C	3:00 P.M. on the day before settlement
D	3:00 P.M. on the day before settlement
E	4:00 P.M. on settlement date
F	5:00 P.M. on settlement date

Failure to Settle:

     If a purchaser fails to accept delivery of and make payment for any Certificated Note, the Presenting Agent will notify NIB and the Fiscal Agent by telephone and return such Certificated Note to the Fiscal Agent. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Fiscal Agent will cancel such Certificated Note in accordance with the Fiscal Agency Agreement and so advise NIB, and will make appropriate entries in its records.

Fiscal Agent Not to Risk Funds:

     Nothing herein shall be deemed to require the require the Fiscal Agent to risk or expend its own funds in connection with any payment to NIB, the Agents or the purchaser, it being understood by all parties that payments made by the Fiscal Agent to NIB, the Agents or the purchaser shall be made only to the extent that funds are provided to the Fiscal Agent for such purpose.

Authenticity of Signatures:

     NIB will cause the Fiscal Agent to furnish the Agents from time to time with the specimen signatures of each of the Fiscal Agent’s officers, employees or agents who has been authorized by the Fiscal Agent to authenticate Certificated Notes, but no Agent will have any obligation or liability to NIB or the Fiscal Agent in respect of the authenticity of the signature of any officer, employee or agent of NIB or the Fiscal Agent on any Certificated Note.

Payment of Expenses:

     Each Agent shall forward to NIB, on a monthly basis, a statement of the out-of-pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency Agreement. NIB will remit payment to the Agents currently on a monthly basis.

Advertising Costs:

     NIB will determine with the Agents the amount of advertising that may be appropriate in soliciting orders to purchase the Certificated Notes. Advertising expenses will be paid by NIB.

Periodic Statements from the Fiscal Agent:

     Periodically, the Fiscal Agent will send to NIB a statement setting forth the principal amount of Certificated Notes outstanding as of that date.

Monthly Notices to the Deutsche Bundesbank:

     NIB will cause the Deutsche Bundesbank to be notified at the end of each month as to the amounts, issue dates and other terms of each DM Note issued during such month and will provide such other information to the Deutsche Bundesbank as may be required by the Deutsche Bundesbank.